Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Nos. 333-196541, 333-196950, 333-199646, 333-212658, 333-217131 and 333-221124) on Form S-3 and (Nos. 333-110585, 333-135814, 333-199648 and 333-221781) on Form S-8 of RiceBran Technologies, Inc. of our report dated February 13, 2019, relating to the financial statements of Golden Ridge Rice Mills, LLC, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Houston, Texas
February 13, 2019